FOR IMMEDIATE RELEASE

Ridgestone Financial Services, Inc.
13925 W. North Avenue
Brookfield, Wisconsin 53005
Telephone: (262) 789-1011
Contact: Paul E. Menzel, Chairman

RIDGESTONE FINANCIAL SERVICES, INC. REPORTS AN INCREASE OF 57% IN NET INCOME FOR THE THREE MONTHS ENDED MARCH 31, 2005; REJECTS UNSOLICITED ACQUISITION PROPOSAL

Brookfield, Wisconsin, April 27, 2005 – Ridgestone Financial Services, Inc. reported after-tax net income of $124,299 for the three months ended March 31, 2005, a 57% increase compared with after-tax net income of $79,193 for the same period of the prior year. The company generated this earnings increase while making a $60,000 provision for loan losses for the three months ended March 31, 2005, compared with no provision for the same period in 2004. Diluted earnings per share were $0.13 for the three months ended March 31, 2005 as compared to $0.08 for the same period of 2004. The year-to-date increase was primarily due to higher net interest income and lower non-interest expenses.

Net interest income before provision for loan losses for the three months ended March 31, 2005 increased over the same period last year by $116,763 or 15% to $897,485. The increase was primarily due to growth in the loan and investment portfolios. Net interest margin for the three months ended March 31, 2005 was 3.57% compared to 4.02% for the same period of the prior year.

Non-interest income for the three months ended March 31, 2005 decreased by $44,476 or 31% to $100,110 compared to $144,586 for the same period in 2004. The decrease was primarily due to a reduction in fee income from the sale of mortgages into the secondary market as refinancing activity declined in the rising interest rate environment.

Non-interest expenses for the three months ended March 31, 2005 were $752,409 compared to $815,963 for the same period ended March 31, 2004, a decrease of 8%. The decrease was due primarily to reduced personnel expenses and lower professional fees.

Deposits were $85.1 million at March 31, 2005 compared to $91.2 million at December 31, 2004. Gross loans outstanding were $80.3 million at March 31, 2005 compared to $79.4 million at December 31, 2004. Total assets were $109.5 million at March 31, 2005 compared to $111.0 million at December 31, 2004.

Book value was $9.55 per share as of March 31, 2005 compared to $9.71 per share at December 31, 2004. The decline was primarily due to an unrealized loss in the Bank’s investment portfolio.

Paul E. Menzel, Chairman of the Company, stated, “We’re starting to see improvement in earnings from the initiatives we undertook in 2004. These initiatives were designed to improve credit quality and increase loan growth, reduce expenses, increase net interest income and improve our cost structure. To accomplish these goals we restructured our commercial lending and credit departments; outsourced certain services to reduce expenses; increased the investment portfolio to increase net interest income; and began the process to deregister as a public company to save resources and improve our cost structure. An increase in average loan volume of $7.1 million plus the earnings from our investment portfolio contributed to the significant improvement in net interest income compared to the first quarter of last year. This revenue enhancement, coupled with the reduction in non-interest expenses resulting from our initiatives, further led to the 57% net income improvement over the prior year’s first quarter.”

In addition, the Company’s Board of Directors has completed its review of an unsolicited proposal by two of the Company’s shareholders to acquire all of the Company’s outstanding common stock. The Board of Directors has concluded, with the assistance of an independent financial advisor retained for this purpose, that the proposal is not adequate and that accepting the proposal would not be in the best long-term interests of the Company’s shareholders.

FOR IMMEDIATE RELEASE

Ridgestone Financial Services, Inc.
13925 W. North Avenue
Brookfield, Wisconsin 53005
Telephone: (262) 789-1011
Contact: Paul E. Menzel, Chairman

Ridgestone Financial Services, Inc. is a bank holding company in Brookfield, Wisconsin. The Company is the parent company of RidgeStone Bank, a community bank with two locations. On March 7, 2005, the Company filed a Form 15 with the Securities and Exchange Commission to deregister its common stock from the Securities and Exchange Act of 1934. The Company expects that the deregistration will become effective on June 6, 2005.

Note Regarding Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company “believes,” “anticipates,” “expects,” or other words of similar import. Similarly, statements that describe the Company’s future plans, objectives, goals, and performance or operating expectations are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those contemplated in the forward-looking statements. Such risks include, among others: (i) interest rate trends; (ii) the general economic climate in the Company’s market area; (iii) loan delinquency rates; (iv) the ability to attract new customers; (v) competition and legislative enactments or regulatory changes which adversely affect the business of the Company and/or RidgeStone Bank; (vi) unanticipated issues that could prevent the Company from deregistering its Common Stock; (vii) failure to have at least one market maker continue to make a market in the Company’s Common Stock on the Pink Sheets following deregistration; and (viii) becoming subject to the Securities and Exchange Act in the future due to the filing of a registration statement by the Company pursuant to the Securities Act of 1933 or there being a significant increase in shareholders of record of the Common Stock at some point in the future. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements. The forward-looking statements included herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

RIDGESTONE FINANCIAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
March 31, 2005 and December 31, 2004

	March 31, 2005 (Unaudited)	December 31, 2004
ASSETS
Cash and due from banks	$754,939	$3,148,806

Total cash and cash equivalents	754,939	3,148,806
Interest bearing deposits in banks	446,482	50,116
Available for sale securities-stated at fair value	21,032,113	22,019,504
Loans receivable	80,259,569	79,387,060
Less: Allowance for estimated loan losses	(810,137)	(750,137)

Net loans receivable	79,449,432	78,636,923
Mortgage loans held for sale	286,177	--
Premises and equipment, net	2,497,006	2,519,866
Cash surrender value of life insurance	2,464,282	2,443,483
Accrued interest receivable and other assets	2,557,150	2,178,972

Total Assets	$109,487,581	$110,997,670

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
Demand	$9,919,929	$11,924,695
Savings and NOW	22,887,574	27,968,211
Other Time	52,341,202	51,342,121

Total deposits	85,148,705	91,235,027
FHLB borrowings	6,000,000	6,000,000
Federal funds purchased	6,602,000	2,109,000
Accrued interest payable and other liabilities	1,870,842	1,669,798
Guaranteed preferred beneficial interests in the
corporation's subordinated debentures	1,550,000	1,550,000

Total Liabilities	101,171,547	102,563,825

STOCKHOLDERS' EQUITY
Preferred stock, no par value, 2,000,000 shares authorized,
no shares issued	--	--
Common stock, no par value: 10,000,000 shares authorized;
921,037 and 918,204 shares issued, respectively	8,786,508	8,760,492
Retained earnings	299,794	175,495
Treasury stock, at cost, 50,000 shares	(493,015)	(493,015)
Accumulated other comprehensive income (loss)	(277,253)	(9,127)

Total Stockholders' Equity	8,316,034	8,433,845

Total Liabilities and Stockholders' Equity	$109,487,581	$110,997,670

RIDGESTONE FINANCIAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
Three months ended March 31, 2005 and 2004

	Three Months Ended
	March 31, 2005 (Unaudited)	March 31, 2004
Interest income
Interest and fees on loans	$1,208,183	$1,079,706
Interest on federal funds sold	--	5,356
Interest on securities	241,202	21,577
Other interest and dividends	13,286	1,201

Total interest income	1,462,671	1,107,840
Interest expense
Interest on deposits	474,772	264,309
Interest on borrowed funds	63,289	35,684
Interest on preferred securities	27,125	27,125

Total interest expense	565,186	327,118
Net interest income before provision
for loan losses	897,485	780,722
Provision for loan losses	60,000	--

Net interest income after provision
for loan losses	837,485	780,722
Non-interest income
Secondary market loan fees	4,806	28,848
Service charges on deposit accounts	37,746	46,565
Increase in cash surrender value	25,388	33,000
Other income	32,170	36,173

Total non-interest income	100,110	144,586
Non-interest expense
Salaries and employee benefits	462,859	500,845
Occupancy and equipment expense	73,739	56,660
Other expense	215,811	258,458

Total non-interest expense	752,409	815,963
Income before income taxes	185,186	109,345
Provision for income taxes	60,887	30,152

Net income	$124,299	$79,193

Earnings per share - Basic	$0.14	$0.09
- Diluted	$0.13	$0.08
Average shares outstanding	869,567	850,607